                                                                   EXHIBIT 99

EMERGENT BIOSOLUTIONS REPORTS FIRST QUARTER 2018 FINANCIAL RESULTS

-	Reaffirms full year 2018 financial forecast and operational goals
-	Provides Q2 2018 revenue forecast of $205M-$230M

GAITHERSBURG, Md., May 3, 2018—Emergent BioSolutions Inc. (NYSE: EBS) reported financial results for the quarter and three months ended March 31, 2018.

FINANCIAL HIGHLIGHTS
(in millions, except per share value)	Q1 2018 (unaudited)		Q1 2017 (unaudited)
Total Revenues	$117.8		$116.9
Net Income (Loss) Net Income (Loss) Per Diluted Share (1)	$(4.9 ($0.1	) )	$10.5 $0.23
Adjusted Net Income (Loss) (2) Adjusted Net Income (Loss) Per Diluted Share (2)	$(1.6 ($0.03	) )	$14.3 $0.29
EBITDA (2) EBITDA Per Diluted Share (2)	$3.1 $0.06		$25.4 $0.51

Q1 2018 AND RECENT BUSINESS ACCOMPLISHMENTS
Procurement Contract
•
Awarded a contract valued at up to $26 million over 12 months by the Centers for Disease Control and Prevention for the continued supply of VIGIV [Vaccinia Immune Globulin Intravenous (Human)] into the U.S. Strategic National Stockpile. VIGIV is the only therapeutic licensed by the U.S. Food and Drug Administration for the treatment of complications due to smallpox vaccination.

Product Development
•
Completed Mutual Recognition Procedure for market authorization of BioThrax® (Anthrax Vaccine Adsorbed) in five Concerned Member States within the European Union – Italy, the Netherlands, Poland, the U.K. and France.

•
Initiated, together with Valneva, a Phase 1 clinical trial in the U.S. to evaluate the safety and immunogenicity of VLA1601, our vaccine candidate against Zika virus, using Valneva's validated expression platform. Initial data from this trial is expected in late 2018 or early 2019.

•
Initiated a Phase 2 dose-ranging study to evaluate the safety, pharmacokinetics, and clinical benefit of FLU-IGIV, an anti-influenza immune globulin being developed as an intravenous treatment for serious illness caused by influenza A infection in hospitalized patients, and developed on the Company's hyperimmune platform, on which several marketed antibody therapeutics have been licensed, including Anthrasil® [Anthrax Immune Globulin Intravenous (human)] and VIGIV. The clinical study will continue to enroll patients through the next influenza season and is expected to be completed in 2019.

2018 FINANCIAL PERFORMANCE

(I) Quarter Ended March 31, 2018 (Unaudited)

Revenues

Total Revenues
For Q1 2018, total revenues were $117.8 million, a slight increase over 2017. Total revenues reflect a delay in the timing of BioThrax deliveries as previously disclosed by the Company on February 22, 2018. In addition, Q1 2018 total revenues were impacted by the delay in the delivery of some ACAM2000®, (Smallpox (Vaccinia) Vaccine Live) shipments during the quarter. The Company has commenced delivery and expects to complete all delayed Q1 deliveries by the end of the second quarter.

Product Sales
For Q1 2018, product sales were $75.8 million, a decrease of 8% as compared to 2017. The decrease is principally attributable to lower BAT® [Botulism Antitoxin Heptavalent (A, B, C, D, E, F, G) - (Equine)] and BioThrax® sales, partially offset by an increase in other product sales, principally attributable to sales of ACAM2000® and Raxibacumab (Anthrax Monoclonal Antibody), both of which were acquired in Q4 2017.

	Three Months Ended March 31,
(in millions) (unaudited)	2018	2017	% Change
Product Sales
BioThrax®	$20.2	$43.8	(54%)
Other	55.6	38.2	46%
Total Product Sales	$75.8	$82.0	(8%)

Contract Manufacturing
For Q1 2018, revenue from the Company's contract manufacturing operations was $26.1 million, an increase of 48% as compared to 2017. The increase primarily reflects the completion of a milestone related to the expansion of certain contract manufacturing capabilities at the Company's Lansing site.

Contracts and Grants
For Q1 2018, contracts and grants revenue was $15.9 million, a decrease of 8% as compared to 2017. The decrease primarily reflects a reduction in revenue associated with the successful completion of multiple U.S. government development contracts as well as reduced R&D activities related to certain ongoing funded development programs.

Operating Expenses

Cost of Product Sales and Contract Manufacturing
For Q1 2018, cost of product sales and contract manufacturing was $58.0 million, an increase of 25% as compared to 2017. The increase is primarily attributable to sales of ACAM2000 and Raxibacumab, both of which were acquired in Q4 2017, partially offset by lower sales of BAT and BioThrax.

Research and Development (Gross and Net)
For Q1 2018, gross R&D expenses were $29.1 million, an increase of 42% as compared to 2017. The increase primarily reflects increased contract development services performed for NuThraxTM (anthrax vaccine adsorbed with CPG 7909 adjuvant) and the introduction of costs associated with development work related to the technology transfer of the Raxibacumab manufacturing process to the Company's Bayview manufacturing site in Baltimore.

For Q1 2018, net R&D expense (calculated as gross research and development expenses minus contracts and grants revenue) was $13.2 million, an increase of $10 million as compared to 2017, reflecting increased investment in countermeasure development programs not currently funded in whole or in part by third-party partners, notably costs associated with the Raxibacumab technology transfer, the FLU-IGIV flu therapeutic Phase 2 trial, the ZIKV-IG Zika therapeutic Phase 1 trial preparations, and the UNI-FLU universal flu vaccine preclinical effort, among others.

	Three Months Ended March 31,
(in millions) (unaudited)	2018	2017	% Change
Research and Development Expenses	$29.1	$20.5	42%
Adjustments:
- Contracts and grants revenue	$15.9	$17.3	(8%)
Net Research and Development Expenses	$13.2	$3.2	313%

Selling, General and Administrative
For Q1 2018, selling, general and administrative expenses were $40.2 million, an increase of $5 million as compared to 2017, attributable primarily to increased stock compensation and professional services costs.

Income Taxes
For Q1 2018, the tax benefit in the amount of $4.5 million includes a discrete benefit of $2.3 million related to stock compensation activity resulting in an effective tax rate of 48%. Excluding the discrete benefit, the Q1 2018 effective tax rate was 24%.

Net Income (Loss) & Adjusted Net Income (Loss)
For Q1 2018, the Company recorded a net loss of $4.9 million, or $0.10 per diluted share, versus net income of $10.5 million, or $0.23 per diluted share, in 2017. (1)

For Q1 2018, the Company recorded an adjusted net loss of $1.6 million, or $0.03 per diluted share, versus net income of $14.3 million, or $0.29 per diluted share, in 2017. (1) (2)

2018 FINANCIAL FORECAST & OPERATIONAL GOALS
The Company is reaffirming its full year 2018 financial performance forecast:
• Total Revenue	$715 million to $755 million
• Pre-Tax Income	$120 million to $140 million
• Net Income (3)	$95 million to $110 million
• Adjusted Net Income (2) (3)	$110 million to $125 million
• EBITDA (2) (3)	$175 million to $190 million

The Company is also reaffirming its full year 2018 operational goals:
•	Advance NuThrax development to enable Emergency Use Authorization filing with the FDA in 2018
•	Complete ACAM2000 deliveries; establish a multi-year follow-on contract with the U.S. government
•	Deliver Raxibacumab doses under current contract; advance technology transfer to the Company's Bayview facility in Baltimore, Maryland
•	Progress pipeline to have at least four product candidates in advanced development
•	Complete an acquisition that generates revenue within 12 months of closing

Q2 2018 FINANCIAL FORECAST
The Company forecast for Q2 2018 total revenue is $205 million to $230 million. This forecast reflects the deliveries of BioThrax and ACAM2000 previously expected in the first quarter as well as continued deliveries of both products in the second quarter.

FOOTNOTES
(1)	See "Calculation of Diluted Earnings Per Share."
(2)	See "Reconciliation of Net Income to Adjusted Net Income and EBITDA" for a definition of terms and a reconciliation table.
(3)	Reflects an estimated tax rate that includes the expected effects of the United States Tax Cuts and Jobs Act of 2017 on the Company's 2018 income tax provision.
(4)	"Net revenue" is computed as Total Revenue minus Contracts & Grants Revenue.

CONFERENCE CALL AND WEBCAST INFORMATION
Company management will host a conference call at 5:00 pm (Eastern Time) today, May 3, 2018, to discuss these financial results. This conference call can be accessed live by telephone or through Emergent's website:

Live Teleconference Information: Dial in: [US] (855) 766-6521; [International] (262) 912-6157 Conference ID: 93329114
Live Webcast Information: Visit https://edge.media-server.com/m6/p/gyy8ca3t for the live webcast feed.

A replay of the call can be accessed at www.emergentbiosolutions.com under "Investors."

ABOUT EMERGENT BIOSOLUTIONS INC.
Emergent BioSolutions Inc. is a global life sciences company seeking to protect and enhance life by focusing on providing specialty products for civilian and military populations that address accidental, intentional, and naturally occurring public health threats. Through our work, we envision protecting and enhancing 50 million lives with our products by 2025. Additional information about the company may be found at www.emergentbiosolutions.com. Follow us on Twitter @emergentbiosolu and Instagram @life_at_emergent.

SAFE HARBOR STATEMENT
This press release includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Any statements, other than statements of historical fact, including, without limitation, our financial guidance, and any other statements containing the words "will," "believes," "expects," "anticipates," "intends," "plans," "targets," "forecasts," "estimates" and similar expressions in conjunction with, among other things, discussions of the Company's outlook, financial performance or financial condition, financial and operation goals, strategic goals, growth strategy, acquisition strategy, product sales, government development or procurement contracts or awards, government appropriations, manufacturing capabilities, product development and delivery timeline, and Emergency Use Authorization (EUA) and the timing of other regulatory approvals or expenditures are forward-looking statements. These forward-looking statements are based on our current intentions, beliefs and expectations regarding future events. We cannot guarantee that any forward-looking statement will be accurate. Investors should realize that if underlying assumptions prove inaccurate or unknown risks or uncertainties materialize, actual results could differ materially from our expectations. Investors are, therefore, cautioned not to place undue reliance on any forward-looking statement. Any forward-looking statement speaks only as of the date of this press release, and, except as required by law, we do not undertake to update any forward-looking statement to reflect new information, events or circumstances.

There are a number of important factors that could cause the Company's actual results to differ materially from those indicated by such forward-looking statements, including the availability of funding and the exercise of options under our BioThrax and NuThrax contracts; appropriations for the procurement of our products; our ability to secure EUA pre-authorization approval and licensure of NuThrax from the FDA within the anticipated timeframe, if at all; availability of funding for our U.S. government grants and contracts; our ability to complete expected deliveries of BioThrax and ACAM2000 by the end of the second quarter; our ability to identify and acquire or in-license products or product candidates that satisfy our selection criteria; our ability to successfully integrate and develop the products or product candidates, programs, operations and personnel of any entities, businesses or products that we acquire, including our acquisitions of the ACAM2000 business from Sanofi Pasteur Biologics, LLC and Raxibacumab from GlaxoSmithKline LLC and the timing and receipt of required FDA approvals for remaining actions contemplated in connection with our integration of these acquisitions; whether anticipated synergies and benefits from an acquisition or in-license are realized within expected time periods, if at all; our ability to utilize our manufacturing facilities and expand our capabilities; our ability and the ability of our contractors and suppliers to maintain compliance with Current Good Manufacturing Practices and other regulatory obligations; the results of regulatory inspections; the outcome of the purported class action lawsuit filed against us and possible other future material legal proceedings; the success of our ongoing and planned development programs; the timing and results of clinical trials; the timing of and our ability to obtain and maintain regulatory approvals for our product candidates; and our commercialization, marketing and manufacturing capabilities and strategy. The foregoing sets forth many, but not all, of the factors that could cause actual results to differ from our expectations in any forward-looking statement. Investors should consider this cautionary statement, as well as the risk factors identified in our periodic reports filed with the Securities and Exchange Commission, when evaluating our forward-looking statements.

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Investor Contact Robert Burrows Vice President, Investor Relations (o) 240/631-3280; (m) 240/413-1917 burrowsr@ebsi.com	Media Contact Lynn Kieffer Vice President, Corporate Communications (o) 240/631-3391 kiefferl@ebsi.com

FINANCIAL STATEMENTS FOLLOW

Emergent BioSolutions Inc. and Subsidiaries
Consolidated Balance Sheets
(in thousands, except share and per share data)
	March 31, 2018	December 31, 2017
ASSETS	(Unaudited)
Current assets:
Cash and cash equivalents	$163,606	$178,292
Restricted cash	1,043	1,043
Accounts receivable	122,090	143,653
Inventories	155,196	142,812
Income tax receivable, net	7,044	2,432
Prepaid expenses and other current assets	27,670	17,157
Total current assets	476,649	485,389

Property, plant and equipment, net	411,269	407,210
Intangible assets, net	115,685	119,597
Goodwill	49,130	49,130
Deferred tax assets, net	12,656	2,834
Other assets	3,078	6,046
Total assets	$1,068,467	$1,070,206
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$46,216	$41,751
Accrued expenses and other current liabilities	6,840	4,831
Accrued compensation	24,513	37,882
Contingent consideration, current portion	2,337	2,372
Deferred revenue, current portion	6,964	13,232
Total current liabilities	86,870	100,068
Contingent consideration, net of current portion	10,133	9,902
Long-term indebtedness	13,469	13,457
Income taxes payable, net of current	12,500	12,500
Deferred revenue, net of current portion (1)	59,365	17,259
Other liabilities	4,850	4,675
Total liabilities	187,187	157,861
Stockholders' equity:
Preferred stock, $0.001 par value; 15,000,000 shares authorized, 0 shares issued and outstanding at both March 31, 2018 and December 31, 2017	-	-
Common stock, $0.001 par value; 200,000,000 shares authorized, 51,025,978 shares issued and 49,808,692 shares outstanding at March 31, 2018; 50,619,808 shares issued and 49,405,365 shares outstanding at December 31, 2017	50	50
Treasury stock, at cost, 1,217,286 and 1,214,443 common shares at March 31, 2018 and December 31, 2017, respectively	(39,642)	(39,497)
Additional paid-in capital	624,484	618,416
Accumulated other comprehensive loss	(3,251)	(3,698)
Retained earnings (2)	299,639	337,074
Total stockholders' equity	881,280	912,345
Total liabilities and stockholders' equity	$1,068,467	$1,070,206

(1)
The change in deferred revenue from December 31, 2017 to March 31, 2018 includes the impact of a $42.4 million increase related to the adoption of a new revenue recognition accounting standard effective January 1, 2018.

(2)
The change in retained earnings from December 31, 2017 to March 31, 2018 includes the impact of a $32.5 million, net of tax, reduction related to the adoption of a new revenue recognition accounting standard effective January 1, 2018.

Emergent BioSolutions Inc. and Subsidiaries
Consolidated Statements of Operations
(in thousands, except share and per share data)

	Three Months Ended March 31,
	2018	2017
	(Unaudited)
Revenues:
Product sales	$75,771	$81,969
Contract manufacturing	26,178	17,628
Contracts and grants	15,865	17,261
Total revenues	117,814	116,858

Operating expenses:
Cost of product sales and contract manufacturing	58,044	46,322
Research and development	29,051	20,476
Selling, general and administrative	40,204	35,150
Income (loss) from operations	(9,485)	14,910

Other income (expense):
Interest income	222	373
Interest expense	(234)	(1,938)
Other income, net	74	300
Total other income (expense), net	62	(1,265)

Income (loss) before provision for (benefit from) income taxes	(9,423)	13,645
Provision for (benefit from) income taxes	(4,515)	3,160
Net income (loss)	$(4,908)	$10,485

Net income (loss) per share - basic	$(0.10)	$0.26
Net income (loss) per share - diluted (1)	$(0.10)	$0.23

Weighted-average number of shares - basic	49,580,089	40,727,755
Weighted-average number of shares - diluted	49,580,089	49,718,426

CALCULATION OF DILUTED EARNINGS PER SHARE
Net income (loss) per diluted share is computed using the "if-converted" method for the three months ended March 31, 2017. Such a method only applies to results prior to November 14, 2017, the date the Company terminated conversion rights associated with the 2.875% Convertible Senior Notes due 2021 (the Notes). This method requires net income to be adjusted to add back interest expense and amortization of debt issuance cost, both net of tax, associated with the Notes. For the three months ended March 31, 2018, Net income (loss) per diluted share was calculated using the "treasury method."  The following table details the adjustments made in this calculation.

	Three Months Ended March 31,
(in millions, except per share value) (unaudited)	2018		2017
Net Income (Loss)	$(4.9)		$10.5
Adjustments:
+ Interest expense, net of tax	--		0.9
+ Amortization of debt issuance costs, net of tax	--		0.2
Net Income (Loss), adjusted ("if converted") Net Income (Loss) Per Diluted Share, adjusted ("if converted")	$(4.9 ($0.1	) )	$11.6 $0.23
Weighted Average Diluted Shares	49.6		49.7

RECONCILIATION OF NET INCOME (LOSS) TO ADJUSTED NET INCOME AND EBITDA
This press release contains two financial measures (Adjusted Net Income (Loss) and EBITDA (Earnings Before Interest, Taxes, Depreciation and Amortization)) that are considered "non-GAAP" financial measures under applicable Securities and Exchange Commission rules and regulations. These non-GAAP financial measures should be considered supplemental to and not a substitute for financial information prepared in accordance with generally accepted accounting principles. The Company's definition of these non-GAAP measures may differ from similarly titled measures used by others. Adjusted Net Income adjusts for specified items that can be highly variable or difficult to predict, or reflect the non-cash impact of charges resulting from purchase accounting. EBITDA reflects net income excluding the impact of depreciation, amortization, interest expense and provision for income taxes. The Company views these non-GAAP financial measures as a means to facilitate management's financial and operational decision-making, including evaluation of the Company's historical operating results and comparison to competitors' operating results. These non-GAAP financial measures reflect an additional way of viewing aspects of the Company's operations that, when viewed with GAAP results and the reconciliations to the corresponding GAAP financial measure, may provide a more complete understanding of factors and trends affecting the Company's business.

The determination of the amounts that are excluded from these non-GAAP financial measures are a matter of management judgment and depend upon, among other factors, the nature of the underlying expense or income amounts. Because non-GAAP financial measures exclude the effect of items that will increase or decrease the Company's reported results of operations, management strongly encourages investors to review the Company's consolidated financial statements and publicly filed reports in their entirety.

Reconciliation of Net Income (Loss) to Adjusted Net Income (Loss) (Unaudited)

	Three Months Ended March 31,
(in millions, except per share value)	2018		2017	Source
Net Income (Loss)	$(4.9)		$10.5	N/A
Adjustments:
+ Acquisition-related costs (transaction & integration)	0.2		0.6	SG&A
+ Non-cash amortization charges	4.0		1.9	COGS, SG&A, Other Income
+ Exit and disposal costs	--		1.4	SG&A
+ Impact of purchase accounting on inventory step-up	--		1.8	COGS
Tax effect	(0.9)		(2.0)
Total Adjustments:	3.3		3.7
Adjusted Net Income (Loss) Adjusted Net Income (Loss) Per Diluted Share	$(1.6 ($0.03	) )	$14.2 $0.29

Reconciliation of Net Income (Loss) to EBITDA (Unaudited)

	Three Months Ended March 31,
(in millions, except per share value)	2018	2017
Net Income (Loss)	$(4.9)	$10.5
Adjustments:
+ Depreciation & Amortization	12.3	9.8
+ Provision for (Benefit from) Income Taxes	(4.5)	3.2
+ Total Interest Expense	0.2	1.9
Total Adjustments	8.0	14.9
EBITDA EBITDA per Diluted Share	$3.1 $0.06	$25.4 $0.51